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                           SILICON VALLEY GROUP, INC.
                             1987 STOCK OPTION PLAN
    (AS AMENDED TO OCTOBER 20, 1993, OCTOBER 31, 1994 AND DECEMBER 13, 1994)


1.    PURPOSE.

      The purpose of the Silicon Valley Group, Inc. 1987 Stock Option Plan is to enable the Company to grant to key employees and directors an opportunity to acquire Stock, thereby providing them with an inducement to remain in the service of the Company and contribute to its success, and to aid in attracting other capable personnel. Some or all of the options granted to employees under the Plan may be intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    DEFINITIONS.

      As used in this Plan:

      A. "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

      B.    "Board" means the Board of Directors of the Company.

      C. "Committee" means the Committee, if any, appointed by the Board from among its members in accordance with Section 3 of the Plan. If no Committee has been appointed, "Committee" shall refer to the Board, unless the context indicates otherwise.

      D. "Company" means Silicon Valley Group, Inc. and any parent or majority-owned subsidiary corporation.

      E. "Plan" means the Silicon Valley Group, Inc. 1987 Stock Option Plan, as amended from time to time.

      F. "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934 or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      G.    "Stock" means the common stock of the Company.

3.    ADMINISTRATION.

      A.    PROCEDURE.

            (i) ADMINISTRATION WITH RESPECT TO DISCRETIONARY OPTION GRANTS. With respect to discretionary option grants made to employees, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules governing a plan



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intended to qualify as a discretionary plan under Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

            (ii) ADMINISTRATION WITH RESPECT TO AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Automatic grants to directors who are not employees of the Company shall be pursuant to a non-discretionary formula as set forth in
Section 8 hereof and shall not be subject to any discretionary administration.

      B. AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

            (i) the persons to whom options to purchase shares of Stock shall be granted;

            (ii)    the number of shares to be optioned to each option;

            (iii) the price to be paid for the shares upon the exercise of each option;

            (iv) the period within which each option may be exercised, including any vesting requirements; and

            (v) the terms and conditions of each stock option agreement to be entered into between the Company and the optionee.

      C. RULES AND REGULATIONS. The Committee shall have full and complete authority to promulgate such rules and regulations as it deems necessary or desirable for administering and interpreting the Plan. Any determination, decision, computation or interpretation of the Plan by the committee shall be conclusive as to any interested person.

      D. INCENTIVE STOCK OPTION STATUS. The determination of whether options granted to employees under the Plan are intended to qualify as incentive stock options shall be indicated in the stock option agreement for each option.


4.    ELIGIBILITY.

      A. DISCRETIONARY STOCK OPTIONS. Discretionary grants of incentive stock options and nonstatutory stock options may be granted only to employees. If otherwise eligible, an employee who has been granted an option may be granted additional options.



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      B.    NON-EMPLOYEE DIRECTOR STOCK OPTIONS.  Non-employee directors shall be eligible to receive only nonstatutory stock options pursuant to Section 8 hereof.

5.    STOCK SUBJECT TO PLAN.

      There shall be a total of 3,200,000 shares of Stock subject to purchase upon the exercise of options granted under the Plan, as adjusted in accordance with Section 9. For options outstanding under the Plan, shares of Stock will be reserved for issuance from the Company's authorized but unissued Stock. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available for the purposes of the Plan.

6.    TERMS AND CONDITIONS OF OPTIONS.

      Each option granted under the Plan shall be evidenced by a stock option agreement between the optionee and the Company and, except as otherwise provided with respect to automatic grants to non-employee directors pursuant to Section 8 hereof, shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent herewith as the Committee may deem appropriate in each case:

      A. OPTION PRICE. The price to be paid for shares of Stock upon the exercise of an option shall be determined by the Committee at the time the option is granted but shall in no event be less than one hundred percent (100%) of the fair market value of the shares of Stock on the date the option is granted as determined by the Committee. If a trading market exists for the Stock, the fair market value of the shares of Stock shall not be less than the closing price for the Stock as reported by the principal trading market for the Stock for the date the option is granted (or if there was no trade on such date, then the closing price on the most recent date on which trading in the Stock occurred).

      B. PERIOD OF OPTION. The period or periods within which an option may be exercised shall be determined by the Committee at the time the option is granted but shall in no event exceed ten years from the date the option is granted.

      C. PAYMENT FOR STOCK. Payment for each share of Stock purchased under an option shall be made at the time of purchase (i) in cash; (ii) in shares of Stock, in good form for transfer, owned by the optionee (but not any Stock acquired by the optionee within six months preceding the payment date pursuant to any Company stock option, stock purchase or other stock incentive plan); or
(iii) by a combination of such Stock and cash, unless the Committee in its sole discretion requires that payment be made in cash. No share of Stock shall be issued until full payment therefor has been made.





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      D.    STOCK APPRECIATION RIGHTS.

            (i) With respect to discretionary option grants only, the Committee in its discretion may provide that any option by its terms may permit the participant, upon exercise of an option, to elect, in lieu of payment for Stock, to receive payment from the Company of any of the following:

                    (a) cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised;

                    (b) the number of full shares having an aggregate value equal to the cash amount calculated under alternative (i); or

                    (c) any combination of cash and Stock having an aggregate value equal to the cash amount calculated under alternative (i).

            (ii) Any election to receive payment from the Company in any of the forms above shall satisfy the conditions of Rule 16b-3 to the extent necessary for the transaction to be exempt from liability under Section 16(b) of the Securities Exchange Act of 1934.

      E. NONTRANSFERABILITY. An option shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee.

      F. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Plan or in any option granted hereunder shall affect the right of the Company to terminate at any time and for any reason the employment of any employee or the tenure of any director to whom an option has been granted hereunder.

      G. VALUE LIMITATION. Effective for all options granted after December 31, 1986, the aggregate fair market value (determined as of the time the option is granted) of all shares of Stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year, when combined with all other incentive stock options of the Company granted since January 1, 1987, shall not exceed $100,000.

      H. EFFECTIVE DATE OF GRANT. The date of grant of options hereunder shall be deemed to be the date of the action by the Committee, notwithstanding that issuance of the option may be conditioned on the execution of a stock option agreement.

      I. LIMITATION OF NUMBER OF SHARES. The following limitations shall apply to grants of options to employees hereunder:

            (i) No employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Stock.





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            (ii)    The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 9 hereof.

            (iii) If an option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 9, the canceled option will be counted against the limit set forth in Section 6(I)(i). For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

7.    STOCK ISSUANCE AND RIGHTS AS STOCKHOLDERS.

      Notwithstanding any other provision of the Plan, no optionee shall have any right as a stockholder of the Company until the date he or she is issued a stock certificate.

8.    AUTOMATIC STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS.

      A. PROCEDURE FOR GRANTS. The provisions set forth in this Section 8(A) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

            (i) No person shall have any discretion to select which non-employee directors shall be granted options or to determine the number of shares to be covered by options granted to non-employee directors.

            (ii) Each non-employee director shall be automatically granted an option to purchase 10,000 shares (the "First Option") upon the date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. The preceding sentence notwithstanding, no non-employee director who was a director immediately prior to becoming a non-employee director shall be granted a First Option.

            (iii) After the First Option has been granted to a non-employee director, such non-employee director shall thereafter be automatically granted each year an option to purchase 5,000 shares (a "Subsequent Option") on the anniversary date of the non-employee director becoming a non-employee director of the Company.

            (iv) The number of shares subject to a First Option or a Subsequent Option shall be proportionately adjusted upon any adjustment of shares as described in Section 9.

            (v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of





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shares available for issuance under the Plan, then each such automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of non-employee directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Plan.

            (vi) The terms of an option granted hereunder shall be as follows:

                    a.    the term of the option shall be ten (10) years.

                    b. the option shall be exercisable only while the non-employee director remains a Director of the Company, or within one year thereafter (but not beyond the expiration of the option term and only to the extent vested at the date of termination).

                    c. the exercise price per share shall be 100% of the fair market value per share on the date of grant of the option.

                    d.    the option shall become exercisable as follows:

                          (a)    If it is a First Option, it shall become
exercisable cumulatively in installments of 2,500 shares per year, beginning on the date of such non-employee director's election to the Board of Directors.

                          (b)    If it is a Subsequent Option, it shall become
exercisable cumulatively in installments of 1,250 shares per year.

      B. CONSIDERATION FOR EXERCISING NON-EMPLOYEE DIRECTOR STOCK OPTIONS. The consideration to be paid for the shares to be issued upon exercise of an automatic non-employee director option shall consist entirely of cash, check, other shares of common stock which (i) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, or any combination of such methods of payment.

9.    ADJUSTMENT OF SHARES.

      In the event of changes in the outstanding Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate adjustment shall be made by the Committee in the number of shares of Stock reserved under the Plan and in the number of shares of Stock and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to what adjustments shall be made shall be conclusive.





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10.   SECURITIES LAW REQUIREMENTS.

      A. INVESTMENT REPRESENTATION. The Committee may require any person, as a condition of either the grant or the exercise of an option pursuant to this Plan, to represent and establish to the satisfaction of the Committee that all shares of Stock acquired upon the exercise of such option will be acquired for investment and not for distribution.

      B. REGISTRATION REQUIREMENTS. No shares of Stock shall be issued upon the exercise of any option if counsel for the Company determines that there has not been met any applicable registration requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, any applicable listing requirement of any stock exchange on which the Stock is listed or any other applicable provision of state or federal law.

11.   AMENDMENT.

      A. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan. However, no provisions as they relate to nondiscretionary grants to non-employee directors may be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      B. STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

      C. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

      D. EXPIRATION. This Plan shall expire on December 31, 2000, unless terminated sooner pursuant to Section 11(A) hereof, and no options shall be granted hereunder after that date.





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